Exhibit 99.1

Filed by Park Sterling Corporation pursuant to Rule 425
under the Securities Act of 1933 and deemed filed under
Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company: Citizens South Banking Corporation
Commission File No. 000-23971